UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 03, 2023

Mesa Air Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-38626	85-0302351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North 44th Street, Suite 700
Phoenix, Arizona		85008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 685-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MESA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mesa Air Group, Inc. (the “Company”) announced that United Airlines, Inc. (“United”) has designated Jonathan Ireland to serve as a member of the Board of Directors of the Company (the “Board”) and a member of the Board of Directors of its subsidiary, Mesa Airlines, Inc. (“Mesa Airlines”). The Board approved such appointment effective as of May 2, 2023. Pursuant to Section 3.15 of the Second Amended and Restated Bylaws of the Company (as amended, the “Bylaws”), United has the right to designate one person to be a member of both the Company’s Board and the Board of Directors of Mesa Airlines, subject to the reasonable approval of the Board.

Jonathan Ireland is Senior Vice President of Finance at United, where he oversees United’s operating costs and $5 billion capital budget and manages the business financial planning functions. He is also responsible for United’s global procurement organization. Prior to his current role, Mr. Ireland served as Vice President of Financial Planning and Analysis, and as Managing Director of Investor Relations. Before joining United, Mr. Ireland was the credit manager for a satellite branch of Opportunity International, a microfinance non-profit based in Guadalajara, Mexico.

The Board has determined that Mr. Ireland does not meet the independence standards adopted by the Board in compliance with the NASDAQ corporate governance listing standards and Item 407(a) of Regulation S-K. Mr. Ireland was appointed by United (which beneficially owns over 5% of the outstanding stock of the Company and is its primary customer) pursuant to the Company’s Bylaws, which permit United to designate one member to the Company’s Board and one member to the Board of Directors of Mesa Airlines for so long as United owns at least 5% of the outstanding stock of the Company. Mr. Ireland has no family relationship with any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer.

Mr. Ireland is not a party to any related party transactions required to be reported in accordance with Item 404(a) of Regulation S-K and, as of the date of this Current Report on Form 8-K, holds no direct or indirect beneficial ownership in the Company’s stock or rights to acquire the Company’s stock.

As an officer of United, Mr. Ireland will not be compensated for his Board service to the Company pursuant to the terms of the Bylaws. In connection with his appointment, Mr. Ireland will enter into a standard indemnification agreement with the Company in the form previously approved by the Board, which is filed as Exhibit 10.6 to the Company’s Form S-1/A filed with the Securities and Exchange Commission on July 30, 2018, and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mesa Air Group, Inc.

Date:	May 3, 2023	By:	/s/ Brian S. Gillman
		Name Title	Brian S. Gillman Executive Vice President and General Counsel